Exhibit 99.2

Monopar Therapeutics Announces 1-for-5 Reverse Stock Split

WILMETTE, Ill., August 9, 2024 — Monopar Therapeutics Inc. (Nasdaq: MNPR), a clinical-stage radiopharma company focused on developing innovative treatments for cancer patients, today announced that it will effect a 1-for-5 reverse stock split of its outstanding shares of common stock (the “Reverse Stock Split”). The Company expects that the Reverse Stock Split will become effective at 5:00 pm on Monday August 12, 2024, and its common stock will begin trading on a split-adjusted basis at the open of trading on Tuesday, August 13, 2024 under the new CUSIP number 61023L207. Monopar’s common stock will continue to trade on the NASDAQ Capital Market under the symbol “MNPR”. The Reverse Stock Split is an effort to regain compliance with Nasdaq's listing rules.

The Reverse Stock Split was approved by the Company's stockholders at its Annual Meeting of Stockholders held on August 5, 2024, to be effected by the Company's Board of Directors within approved parameters. The Company’s Board of Directors approved the Reverse Stock Split at a ratio of 1-for-5 on August 5, 2024.

As a result of the Reverse Stock Split, each 5 shares of the Company's issued and outstanding common stock will be automatically combined and converted into one issued and outstanding share of common stock, resulting in the number of outstanding shares of Monopar's common stock being reduced from approximately 17.6 million to approximately 3.5 million immediately following the effectiveness of the Reverse Stock Split. The Reverse Stock Split will affect all holders of shares of our common stock uniformly and each stockholder will hold the same percentage of our common stock outstanding immediately following the reverse stock split as that stockholder held immediately prior to the reverse stock split, except for adjustments that may result from the treatment of fractional shares as described below. The Reverse Stock Split will not affect the number of authorized shares of common stock or the par value of the common stock.

Monopar’s transfer agent, VStock Transfer LLC, which is also acting as the exchange agent for the Reverse Stock Split, will provide instructions to stockholders regarding the process for exchanging physical share certificates. Stockholders holding their shares in book-entry form will not need to take any action in connection with the Reverse Stock Split. Stockholders will not receive fractional shares of common stock in connection with the Reverse Stock Split. Instead, stockholders who would have been entitled to a fractional share will receive such additional fraction of a share of common stock as is necessary to increase the fractional share to which they were entitled to a full share.

Additional information on the Reverse Stock Split can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 22, 2024, which is available on the SEC’s website at www.sec.gov and on the Company’s website, www.monopartx.com.

About Monopar Therapeutics Inc.

Monopar Therapeutics is a clinical-stage radiopharmaceutical company focused on developing innovative treatments for cancer patients, including Phase 1-stage MNPR-101-Zr for imaging advanced cancers and late preclinical-stage MNPR-101 radio-immuno-therapeutic (RIT) for the treatment of advanced cancers, as well as early development programs against solid cancers. For more information, visit: www.monopartx.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Examples of these forward-looking statements include statements concerning: the Company’s planned reverse stock split, the timing thereof, and expectations related thereto; and statements regarding the Company’s regaining compliance with and continued listing on the Nasdaq Capital Market. The forward-looking statements involve risks and uncertainties including, but not limited to: the Company’s ability to effect the 1-for-5 reverse stock split and the administrative process related thereto, and other risks associated with the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies identified and described in more detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and its other filings with the SEC, including the company’s quarterly reports on Form 10-Q and current reports on Form 8-K. Actual results may differ materially from those expressed or implied by such forward-looking statements. Risks are described more fully in Monopar's filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Monopar undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made. Any forward-looking statements contained in this press release represent Monopar’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date.

CONTACT:

Monopar Therapeutics Inc.

Investor Relations

Karthik Radhakrishnan

Chief Financial Officer

karthik@monopartx.com

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